PRESS RELEASE	Contact: Cortney T. Klein
August 18, 2011	(302) 571-5253 cklein@wsfsbank.com

WSFS BANK DEBUTS NEW AD CAMPAIGN

WILMINGTON, Del. — WSFS Financial Corporation (NASDAQ:WSFS), the parent company of WSFS Bank, today announced the launch of a new advertising campaign that reinforces the Bank’s role as the oldest and largest bank and trust company headquartered in Delaware. The new ‘Right Here’ Campaign will heavily target markets in Delaware and Southeastern Pennsylvania with media including television, print, radio, outdoor and digital advertising.

This new campaign highlights WSFS’s rich 179-year history, service-based business model and financial expertise.  WSFS Bank’s decision makers and Associates are based “right here;” they live, work and volunteer in the market, closely connecting them to the communities they serve. In addition, the ‘Right Here’ Campaign further reinforces WSFS’s commitment to the Customer, knowledge of what matters most in the market, genuine dedication to the community and access to their CEO and other WSFS leaders.

“Through the ‘Right Here’ Campaign, we want to reinforce to our Customers and prospects that we are the bank right around the corner that can provide answers to questions and service all of their banking needs,” said Rick Wright, Executive Vice President and Director of Retail Banking and Marketing. “We feel now is the time to aggressively hit the market with this messaging to attract Customers, who want a local choice, to WSFS.”

WSFS Bank’s ‘Right Here’ Campaign will debut August 18, 2011.  To view the ‘Right Here’ ads, please visit: www.wsfsbank.com/righthere.

About WSFS Financial Corporation
WSFS Financial Corporation is a multi-billion dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest, locally-managed bank and trust company headquartered in Delaware with $4.2 billion in assets on its balance sheet and $9.3 billion in fiduciary assets, including approximately $1.0 billion in assets under management.  WSFS has 47 offices located in Delaware (38), Pennsylvania (7), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking and trust and wealth management. Other subsidiaries or divisions include Christiana Trust, WSFS Investment Group, Inc., Cypress Capital Management, LLC and Cash Connect. Serving the Delaware Valley since 1832, WSFS is the seventh oldest bank in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

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Forward Looking Statements
This report contains estimates, predictions, opinions, projections and other statements that may be interpreted as “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, references to our financial goals, management’s plans and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations.  Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated.  Such risks and uncertainties include, but are not limited to, those related to the economic environment, particularly in the market areas in which the Company operates; the volatility of the financial and securities markets, including changes with respect to the market value of financial assets; changes in market interest rates, changes in government regulation affecting financial institutions, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules being issued in accordance with this statute and potential expenses associated therewith; changes resulting from our participation in the CPP, including additional conditions that may be imposed in the future on participating companies; and the costs associated with resolving any problem loans and other risks and uncertainties, discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time.  Forward looking statements are as of the date they are made, and the Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.